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                                                                     Exhibit 4.2

                                PL BRANDS, INC.

                             INVESTMENT AGREEMENT

In connection with the issuance to the undersigned (hereinafter "Subscriber") of the number of shares (the "Securities") of common stock, par value $.001 per share (the "Common Stock") of the PL Brands, Inc., a Delaware corporation (the "Company"), set forth on the signature page hereof, the Subscriber hereby confirms and agrees as follows:

1. Representations and Warranties of Subscriber. The Subscriber represents and warrants to the Company as follows:

     (a) The Subscriber understands that the Securities to be acquired have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber representations as expressed herein.

     (b) Subscriber acknowledges and understands that the Securities are being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, and applicable state securities laws; and that the Securities are not liquid investments. The Company has no obligation or intention to register the Securities for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of the Securities or compliance with Regulation A or some other exemption under the Act.

     (c) The Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of Securities acquired in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has acquired and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of Securities being sold during any three-month period not exceeding specified limitations. The Subscriber acknowledges that the Subscriber is not relying on the Company in any way to satisfy the conditions precedent for limited resale of Securities pursuant to Rule 144 under the Act.

     (d) The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning
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the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been required by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Subscriber. In connection therewith, the Subscriber acknowledges that the Subscriber has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management or any person acting on its behalf. The Subscriber has received all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, the Subscriber has been furnished with or has had the opportunity to acquire, and to review, (i) copies of the Company's publicly available documents, and (ii) all information, both written and oral, that it desires with respect to the Company's business, management, financial affairs and prospects, including the proposed acquisition of the business and assets of Oth.net, Inc. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber's own knowledge and understanding of the Company and its business based upon the Subscriber's own due diligence investigations and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and the Subscriber has not relied on any other representations or information.

     (e) The Subscriber has all requisite legal and other power and authority to execute and deliver this Investment Agreement and to carry out and perform the Subscriber's obligations under the terms of this Investment Agreement. This Investment Agreement constitutes a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

     (f) The Subscriber has not, and will not, incur, directly or indirectly, as a result of any action taken by the Subscriber, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Investment Agreement.

     (g) To the extent the Subscriber deems necessary, the Subscriber has reviewed with the Subscriber's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Investment Agreement. The Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Subscriber understands that the Subscriber (and not the Company) shall be responsible for the Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Investment Agreement.

     (h) This Investment Agreement does not contain any untrue statement of a material fact concerning the Subscriber.

     (i) There are no actions, suits, proceedings or investigations pending against the Subscriber or the Subscriber's properties before any court or governmental agency (nor, to the

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Subscriber's knowledge, is there any threat thereof) which would impair in any way the Subscriber's ability to enter into and fully perform the Subscriber's commitments and obligations under this Agreement or the transactions contemplated hereby.

     (j) The execution, delivery and performance of and compliance with this Investment Agreement, and the issuance of the Securities will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber's articles of incorporation or bylaws, if applicable, or any of the Subscriber's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Subscriber or the Securities.

     (k) Subscriber acknowledges that the Securities are speculative and involve a high degree of risk and that the Subscriber can bear the economic risk of the acquisition of the Securities, including a total loss of his/her/its investment.

     (l) The Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the acquisition of the Securities.

     (m) Subscriber is aware that the Securities are and will be, when issued, "restricted securities" as that term is defined in Rule 144 of the general rules and regulations under the Act.

     (n) Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which Subscriber has read and understands:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act."

     (o) In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which the Subscriber resides.

     (p) Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company's intention to do so. Any sales, transfers, or any other dispositions of the Securities by Subscriber, if any, will be in compliance with the Act.

     (q) Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

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     (r) Subscriber represents that (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford the complete loss of the investment; and (ii)(A) Subscriber could be reasonably assumed to have the capacity to protect his/her/its own interests in connection with this investment; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent investor to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this investment.

     (s) Subscriber further represents that the address set forth below is his/her principal residence (or, if the Subscriber is a Company, partnership or other entity, the address of its principal place of business); that Subscriber is acquiring the Securities for Subscriber's own account and not, in whole or in part, for the account of any other person; Subscriber is acquiring the Securities for investment and not with a view to public resale or distribution; and that Subscriber has not formed any entity for the purpose of acquiring the Securities.

     (t) the Subscriber represents that Subscriber has not received any general solicitation or general advertising regarding the acquisition of the Securities.

2. Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys' fees) which any of them may incur by reason of the failure by the Subscriber to fulfill any of the terms and conditions of this Investment Agreement, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any other document provided by the Subscriber to the Company. All representations, warranties and covenants of the Subscriber contained herein shall survive the acceptance of this investment.

3.   Miscellaneous.

     (a) The Subscriber has read and has accurately completed this entire Investment Agreement.

     (b) This Investment Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware.

     (c) Subscriber acknowledges that it has been advised to consult with his/her/its own attorney regarding this investment and Subscriber has done so to the extent that Subscriber deems appropriate.

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     IN WITNESS WHEREOF, the Subscriber has caused this Investment Agreement to be executed as of the date indicated below.

Individuals:

___________________________________
Number of Shares


___________________________________      _____________________________________
Print or Type Name                       Print or Type Name


___________________________________      _____________________________________
Signature                                Signature


___________________________________      _____________________________________
Date                                     Date


___________________________________      _____________________________________
Soc. Sec. No. (if applicable)            Soc. Sec. No. (if applicable)


______________________________________________________________________________
Address
             ______ Joint Tenancy        ______ Tenants in Common


Partnerships, Corporations or Other Entities:

__________________________________
Number of Shares


______________________________________________________________________________
Print or Type Name


______________________________________________________________________________
Address


___________________________________      _____________________________________
Taxpayer I.D. No. (if applicable)        Date


___________________________________      _____________________________________
Signature                                Print or Type Name and Indicate
                                         Title or Position with Entity

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